Exhibit 10.4
STOCK ISSUANCE AGREEMENT
This Stock Issuance Agreement (this “Agreement”) is entered into as of September 11, 2024, by and among WTI Fund X, LLC, a Delaware limited liability company (“Fund X”), WTI Fund XI, LLC, a Delaware limited liability company, (“Fund XI”), and Owlet, Inc., a Delaware corporation (“Owlet”) (collectively, the “Parties”). The capitalized terms used herein and not otherwise defined have the meanings given to them in Appendix 1 of this Agreement or the Loan and Security Agreement, dated as of the date hereof (as may be amended, restated, modified, or supplemented from time to time, the “Loan Agreement”), by and among Owlet Baby Care, Inc. (“Borrower”), Owlet, Fund X’s wholly owned subsidiary, WTI Fund X, Inc., a Maryland corporation (“Fund 10”), and Fund XI’s wholly owned subsidiary, WTI Fund XI, Inc., a Maryland corporation (“Fund 11” and sometimes referred to herein with Fund 10, individually, as a “Lender” and together, as “Lenders”).
RECITALS
Subject to and in accordance with the terms and provisions of this Agreement, Owlet has agreed to issue, and Lenders have agreed to acquire, (i) up to 562,500 shares (the “First Tranche Shares”) of Owlet’s Class A common stock, par value $0.0001 per share (the “Common Stock”) and (ii) up to 187,500 shares of Common Stock (the “Second Tranche Shares” and together with the First Tranche Shares, the “Shares”), as partial consideration for the availability and funding of a term loan facility provided by Lenders pursuant to the Loan Agreement, the value of which Owlet has determined as of the date hereof exceeds the par value of the Shares to be issued hereunder.
Owlet acknowledges that Fund 10 has assigned its rights to receive its ratable portion of the Shares to Fund X, and that Fund 11 has assigned its rights to receive its ratable portion of the Shares to Fund XI. Pursuant to the terms and conditions of this Agreement, Owlet shall issue the Shares directly to Fund X and Fund XI, as applicable.
AGREEMENT
For good and valuable consideration, the Parties agree as follows:
Section 1.STOCK ISSUANCE
1.1Issuance and Acquisition of Stock. Subject to the terms and conditions of this Agreement, at the closing of the issuance of the Shares hereunder (the “Closing”), Owlet will issue to each of Fund X and Fund XI, and each of Fund X and Fund XI will acquire from Owlet, the Shares as partial consideration for the availability and funding of a term loan facility provided by Lenders pursuant to the Loan Agreement.
1.2Book Entry. Upon the Closing, Owlet shall instruct its transfer agent (the “Transfer Agent”) to register the Shares in book entry form in Fund X’s and Fund XI’s name, as applicable, on Owlet’s share register and shall cause the Transfer Agent to prepare and deliver to WTI an account statement reflecting the issuance as promptly as possible following the Closing.
1.3Vesting.
(a)Subject to, and conditioned upon the occurrence of and effective immediately after the Closing, the Shares shall vest as follows: with respect to Fund X, the Shares shall vest as follows: the sum of (i) 281,250 and (ii) the product of (x) 281,250 and (y) a fraction, the numerator of which is the aggregate, original principal amount of the Loans advanced to Borrower by Fund 10 and the denominator of which is $11,250,000; and with respect to Fund XI, the Shares shall vest as follows: the sum of (i) 93,750 and (ii) the product of (x) 93,750 and (y) a fraction, the numerator of which is the aggregate, original principal amount of the Loans advanced to Borrower by Fund 11 and the denominator of which is $3,750,000. For clarity, the parties acknowledge and agree that (i) on the Borrowing Date of the initial Loan advanced to Borrower by Fund 10, 140,625 of the Shares issuable to Fund X hereunder shall vest (in addition to the 281,250 which vested on the date of this Agreement, with the remaining portion of such Shares subject to vesting as set forth in the first sentence of this Section 1.3(a)), and (ii) on the

Borrowing Date of the initial Loan advanced to Borrower by Fund 11, 46,875 of the Shares issuable to Fund XI hereunder shall vest (in addition to the 93,750 which vested on the date of this Agreement, with the remaining portion of such Shares subject to vesting as set forth in the first sentence of this Section 1.3(a)). As of any date of determination, any unvested Shares shall be subject to the restrictions and forfeiture provisions set forth in this Section 1.3. Any unvested Shares shall be deemed to vest, and except as otherwise provided in this Agreement, shall become free of the provisions set forth in this Section 1.3 upon the funding of each Loan advanced to Borrower by each Lender pursuant to the Loan Agreement.
(b)Any Shares that remain unvested as of the Termination Date (as defined in the Loan Agreement) shall be automatically forfeited without any further action by any other Person, immediately transferred to Owlet without consideration for such transfer and canceled by Owlet.
(c)Any unvested Shares shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Common Stock, occurring on or after the date hereof and prior to the time any such unvested Shares shall have vested in accordance with this Section 1.3.
(d)Each of Fund X and Fund XI shall not, and hereby waives any right to, vote (whether at any meeting of the holders of Common Stock, by written resolution or otherwise) any unvested Shares owned by it during any period of time that such Shares are subject to vesting pursuant to the terms of this Section 1.3.
(e)In furtherance of the foregoing, Owlet hereby agrees to (i) place a revocable stop order on all unvested Shares subject to Section 1.3, including those which may be covered by a registration statement, and (ii) notify the Transfer Agent in writing of such stop order and the restrictions on such unvested Shares under Section 1.3 and direct the Transfer Agent not to process any attempts by either Fund X and Fund XI, or any other Person, to transfer any unvested Shares except in compliance with Section 1.3. Owlet hereby further agrees to (i) modify such revocable stop order as the Shares vest in accordance with Section 1.3(a) and (ii) notify the Transfer Agent of any such modifications of the stop order.
Section 2.PUT OPTION
2.1Put Option for Repurchase of Stock.
(a)Owlet hereby grants to each of Fund 10 and Fund 11 an option (each, a “Put Option”) to cause each of Fund X and Fund XI to sell all or any portion of the Shares that are vested and held by each of them at the time of exercise of such Put Option (the “Put Shares”) to Owlet for a total purchase price of $8.40 per share (the “Put Price”). The Put Option may be exercised with respect to any amount that is equal to or less than the entire balance of the outstanding Put Shares, at any time during the period commencing on the first Trading Day following the fifth (5th) year anniversary hereof and continuing through the date which is ten (10) years after the date of this Agreement (the “Put Period”). If not exercised during the Put Period, each Put Option shall terminate and shall be of no further force or effect. Each Put Option shall be exercisable by Fund 10’s or Fund 11’s delivery, as applicable, of written notice to Owlet (each, a “Put Notice”). Each Put Notice shall specify the date on which the closing of the purchase of the corresponding Put Shares shall take place (the “Put Closing Date”), which such date shall be no earlier than forty-five (45) days but no later than sixty (60) days from the date of such Put Notice. On or before the Put Closing Date, each of Fund 10 and Fund 11 shall cause each of Fund X and Fund XI to deliver to Owlet the certificate(s) representing the corresponding Put Shares (duly endorsed for transfer by Fund X or Fund XI, as applicable, or accompanied by duly executed stock powers in blank) and Owlet shall tender to Fund 10 (or Fund X if directed by Fund 10) and Fund 11 (or Fund XI if directed by Fund 11), as applicable, the corresponding Put Price in cash by wire transfer of immediately available funds to an account at a bank designated by Fund 10 or Fund 11, as applicable, at least five (5) days prior to the Put Closing Date. Owlet, Fund 10 and Fund 11 acknowledge and agree that Owlet’s obligation to purchase the Put Shares pursuant to the Put Option is an Obligation secured by the Collateral and any related guarantees under the Loan Documents, and for so long as any Loan advanced pursuant to the Loan Agreement is outstanding and, if exercised, the Put Price is not yet tendered, Fund 10’s and Fund 11’s right to receive the Put Price shall be secured by the Collateral and any related guarantees under the Loan Documents. Each of Fund 10’s and Fund 11’s right to exercise its Put Option shall not be transferred or assigned to any third party. Owlet acknowledges and agrees that any failure by Owlet to timely make a payment of the corresponding Put Price shall constitute an Event of Default under the Loan Agreement.
(b)Each of Fund 10 and Fund 11 shall have the right, but not the obligation, to accelerate the exercise of the corresponding Put Option upon a Fundamental Change (hereinafter defined), as follows: Owlet shall send written notice of the proposed Fundamental Change (“Fundamental Change Notice”) no later than thirty (30) days prior to the date of the proposed consummation of the Fundamental Change, together with all relevant information relating thereto, in form sufficient to enable each of Fund 10 and Fund 11 to make an informed decision as to whether it should accelerate the corresponding Put Option. Within fifteen (15) days of Fund 10’s and Fund 11’s receipt of the Fundamental Change Notice, Fund 10 and Fund 11, as applicable, shall advise Owlet whether it has elected to accelerate the exercise of the corresponding Put Option. Fund 10’s or Fund 11’s failure to timely notify Owlet of its intention to accelerate its Put Option shall be deemed an intention to decline to accelerate such Put Option. “Fundamental Change” means the first to occur of: (i) the closing of any merger or consolidation (or similar transaction) of Owlet into or with another entity after which the stockholders of Owlet immediately prior to such transaction do not hold immediately following the consummation of such transaction by virtue of their shares in Owlet or securities received in exchange for such shares in connection with the transaction, more than fifty percent (50%) the voting power of the surviving entity; (ii) solely in connection with the closing of any Take-Private Delisting (as defined in Section 2.2(a) hereof), Owlet is delisted from NYSE (or any national stock exchange on which Owlet’s securities are then listed); (iii) the closing of any sale, lease, license, transfer or other disposition of all or substantially all of the assets of Owlet in a single transaction or series of related transactions; (iv) the closing of any sale or transfer by Owlet or its stockholders of fifty percent (50%) or more of the voting power of Owlet in a transaction or series of related transactions; (iv) the closing of a transaction that constitutes a management buyout or the closing of a transaction that constitutes a stockholder buyout in which one or more stockholders that previously had a controlling interest in Owlet acquire the interests of the non-controlling stockholders, or (v) the closing of any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Owlet pursuant to the provisions of Owlet’s charter documents.
(c)Each of Fund 10 and Fund 11 shall have the right, but not the obligation, to accelerate the exercise of its Put Option if the Mandatory Registration Statement (as defined in Section 7.2) is not declared effective by the Effectiveness Deadline (as defined in Section 7.2) (“Registration Failure”), in which event the Put Price shall be added to the Obligations under the Loan Agreement and secured by the Collateral thereunder, and shall be immediately due and payable to Fund 10 and Fund 11, as applicable; provided, however, that such right to accelerate shall terminate upon the effectiveness of the Mandatory Registration Statement, as follows: during the period commencing on the Effectiveness Deadline and ending upon the effectiveness of the Mandatory Registration Statement, each of Fund 10 and Fund 11 shall advise Owlet whether it has elected to accelerate the exercise of the Put Option as a result of such Registration Failure.
2.2Option for Exchange of Stock.
(a)If Owlet is delisted from NYSE (or any national stock exchange on which Owlet’s securities are then listed) in connection with a take-private transaction (a “Take-Private Delisting”), Owlet hereby grants to each of Fund X and Fund XI an option (the “Exchange Option”) to exchange, for no consideration, all or any portion of the Shares that are vested and held by each of Fund X and Fund XI, as applicable, at the time of exercise of the Exchange Option (the “Delisting Shares”) for such number of shares of capital stock in the successor entity as would represent an aggregate investment amount calculated by multiplying the Delisting Shares by $4.20 per share (the “Delisting Amount”).
(b)No later than the sixth (6th) Trading Day prior to the Trading Day of the expected announcement of the Take-Private Delisting, Owlet shall deliver to each of Fund X and Fund XI a written notice of Owlet’s intention to effect a Take-Private Delisting (a “Take-Private Delisting Notice”), which notice shall describe in reasonable detail the proposed terms of such Take-Private Delisting. Any Take-Private Delisting Notice delivered to Fund X and Fund XI prior to 6:00 pm (New York City time) will be deemed to have been delivered on such day, and such day (if it is a Trading Day) will count as the first (1st) Trading Day on which each of Fund X and Fund XI has received the Take-Private Delisting Notice.
(c)If Fund X or Fund XI desires to exercise the Exchange Option, Fund X or Fund XI, as applicable, must provide written notice to Owlet by no later than 6:30 am (New York City time) on the Trading Day that is three (3) Trading Days following date on which the Take-Private Delisting Notice is delivered to Fund X and Fund XI (the “Exchange Notice Termination Time”). If Owlet receives no such notice from Fund X as of such Exchange Notice Termination Time, Fund X shall be deemed to have not exercised the Exchange Option and the Exchange Option shall terminate and shall be of no further force or effect, and if Owlet receives no such notice from Fund XI as of such Exchange Notice Termination Time, Fund XI shall be deemed to have not exercised the Exchange Option and the Exchange Option shall terminate and shall be of no further force or effect.
Section 3.PARTICIPATION RIGHT
3.1Participation Right to Purchase Stock in Future Financing.
(a)From the date hereof and for so long as any Loan advanced pursuant to the Loan Agreement is outstanding, upon any issuance by Owlet of any Common Stock or any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Equity Interests”), in a private placement for cash (a “Future Financing”), each of Fund X and Fund XI shall have the right to participate in any such Future Financing in an amount equal to the greater of (i) with respect to Fund X, $750,000 and (ii) the pro rata ownership of Fund X as of the date of the Future Financing, provided that such participation percentage shall not exceed 7.5% of the aggregate amount of the Future Financing, and (i) with respect to Fund XI, $250,000 and (ii) the pro rata ownership of Fund XI as of the date of the Future Financing, provided that such participation percentage shall not exceed 2.5% of the aggregate amount of the Future Financing.
(b)No later than the sixth (6th) Trading Day prior to the Trading Day of the expected announcement of the Future Financing, Owlet shall deliver to Fund X and Fund XI a written notice of Owlet’s intention to effect a Future Financing (a “Future Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Future Financing and the amount of proceeds intended to be raised thereunder. Any Future Financing Notice delivered to Fund X and Fund XI prior to 6:00 pm (New York City time) will be deemed to have been delivered on such day, and such day (if it is a Trading Day) will count as the first (1st) Trading Day on which Fund X and Fund XI has the Future Financing Notice.
(c)If Fund X or Fund XI (each a “WTI Purchaser”) desires to participate in such Future Financing, the applicable WTI Purchaser must provide written notice to Owlet by no later than 6:30 am (New York City time) on the Trading Day that is three (3) Trading Days following date on which the Future Financing Notice is delivered to the applicable WTI Purchaser (the “Notice Termination Time”) that such WTI Purchaser is willing to participate in the Future Financing, the amount of such WTI Purchaser’s participation, and representing and warranting that such WTI Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Future Financing Notice. If Owlet receives no such notice from the applicable WTI Purchaser as of such Notice Termination Time, such WTI Purchaser shall be deemed to have notified Owlet that it does not elect to participate in such Future Financing.
(d)If the proposed terms of the Future Financing are materially altered subsequent to the delivery of a Future Financing Notice to each WTI Purchaser, Owlet must provide such WTI Purchaser with a revised Future Financing Notice, and such WTI Purchaser will have the right of participation set forth above in this Section 3, provided that the Notice Termination Time following such material alteration is 6:30 am (New York City time) on the Trading Day that is two (2) Trading Days following date on which such WTI Purchaser is notified of the material alteration.
(e)For the avoidance of doubt, this Section 3 shall not apply with respect to (i) any exercise for cash of rights to acquire Equity Interests that are outstanding as of the date hereof or (ii) any public offering of

Equity Interests pursuant to a registration statement filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or any offering conducted in reliance on Rule 144A under the Securities Act.
Section 4.REPRESENTATIONS AND WARRANTIES OF OWLET
Owlet has filed with the SEC under the Securities Act a shelf registration statement on Form S-3 (No. 333-281556), including a prospectus, relating to the public offering and sale of certain securities to be issued from time to time by Owlet, which shelf registration statement was declared effective on August 23, 2024. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments and as supplemented by any prospectus supplement thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act, and is referred to herein as the “Registration Statement.”
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), incorporated or deemed to be incorporated by reference in the Registration Statement at or after the execution and delivery of this Agreement.
Except as otherwise specifically contemplated by this Agreement, Owlet hereby represents and warrants as of the date hereof to Fund X and Fund XI that:
4.1Private Placement. Neither Owlet, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance of the Shares to be integrated with prior offerings by Owlet for purposes of any applicable shareholder approval provisions of any trading market or exchange on which any of the securities of Owlet are listed or designated. Subject to the accuracy of the representations and warranties made by Fund X and Fund XI in Section 5, the Shares will be issued and sold to Fund X and Fund XI in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States. Owlet has not engaged any brokers, finders or agents, or incurred, or will incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ SECs or any similar charges in connection with this Agreement and the transactions contemplated hereby.
4.2No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, (i) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon exercise or settlement of stock options, stock units and warrants described as outstanding in, and the grant of options and awards under Owlet’s existing stock-based compensation plans described in, and the issuance of any stock upon the conversion of Owlet securities described in the Registration Statement, and the repurchase or retirement of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of Owlet pursuant to Owlet’s repurchase rights), or any material change in short-term debt or long-term debt of Owlet, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Owlet on any class of capital stock, (ii) there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of Owlet and each subsidiary of Owlet (each, a “Subsidiary” and, collectively, the “Subsidiaries”), taken as a whole, whether or not arising in the ordinary course of business (a

“Material Adverse Effect”); (iii) Owlet has not entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to Owlet or incurred any liability or obligation, direct or contingent, that is material to Owlet; (iv) Owlet has not sustained any loss or interference with its business that is material to Owlet and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement; and (v) there has been no dividend or distribution of any kind declared, paid or made by Owlet on any class of its capital stock.
4.3Good Standing of Owlet. Owlet has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than as disclosed in Exhibit 21.1 of Owlet’s most recent Annual Report on Form 10-K, Owlet does not have any direct or indirect subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.
4.4Good Standing of Owlet’s Subsidiaries. Each Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by Owlet, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of Owlet are the entities listed in Exhibit 21.1 of Owlet’s most recent Annual Report on Form 10-K.
4.5Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of Owlet.
4.6SEC Reports. Owlet has filed all reports, schedules, forms, statements and other documents required to be filed by Owlet under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as Owlet was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Registration Statement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
4.7Financial Statements; Non-GAAP Financial Measures. The financial statements (including the related notes thereto) of Owlet included or incorporated by reference in the Registration Statement, together with the related schedules and notes, comply as to form in all material respects with Regulation S-X under the Securities Act and present fairly, in all material respects, the financial position of Owlet and its consolidated Subsidiaries (as defined below) at the dates indicated and the consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity (deficit) and cash flows of Owlet and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited interim financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the SEC, and any supporting schedules, if any, present fairly, in all material respects, the information required to be stated therein. The selected financial data and the summary financial information, if any, and other financial data included or incorporated by reference in the Registration Statement, has been derived from the accounting records of Owlet and present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, if any, present fairly, in all material respects, the information shown therein, have been prepared in accordance with the SEC’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement under the Securities Act. All disclosures contained in the Registration Statement, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply, in all material respects, with Regulation G of the Exchange Act, and Item 10 of Regulation S-K, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.
4.8Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of Owlet or any of Owlet’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”), with which Owlet is required to comply, including Section 402 related to loans.
4.9Accounting Controls and Disclosure Controls. Except as described in the Registration Statement, Owlet and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act) and a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto. Except as described in the Registration Statement, since the end of Owlet’s most recent audited fiscal year, there has been (1) no material weakness in Owlet’s internal control over financial reporting (whether or not remediated) and (2) no change in Owlet’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, Owlet’s internal control over financial reporting. Except as described in the Registration Statement, Owlet and each of its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by Owlet in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and is accumulated and communicated to Owlet’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
4.10Capitalization. The authorized, issued and outstanding shares of capital stock of Owlet are as set forth in the Registration Statement (except for subsequent issuances, if any, (A) pursuant to this Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, or (C) pursuant to the conversion of convertible securities or exercise of options referred to in the Registration Statement). The outstanding shares of capital stock of Owlet have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of capital stock of Owlet was issued in violation of the preemptive or other similar rights of any securityholder of Owlet.
4.11Absence of Violations, Defaults and Conflicts. Neither Owlet nor any Subsidiary is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Owlet or any Subsidiary is a party or by which either of them may be bound or to which any of the properties or assets of Owlet or any Subsidiary is subject (collectively, the “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over Owlet or its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by Owlet with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, result in a default or constitute a breach of, or conflict with, a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of Owlet or its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of Owlet or its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Owlet or its Subsidiaries.
4.12Litigation. Except as otherwise disclosed in the Registration Statement, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Owlet, threatened against or affecting Owlet, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, a “Legal Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Owlet nor any Subsidiary, nor, to Owlet’s knowledge, any director or officer thereof, is or has been the subject of any Legal Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as otherwise disclosed in the Registration Statement. There has not been, and to the knowledge of Owlet, there is not pending or contemplated, any investigation by the SEC involving Owlet or any current or former director or officer of Owlet. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Owlet or any Subsidiary under the Exchange Act or the Securities Act.
4.13Possession of Licenses and Permits. Owlet and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them (including, without limitation, all such permits, licenses, approvals, consents and other authorizations required by the FDA, the EMA, or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical or preclinical studies, pharmaceuticals, biologics, biohazardous substances or activities related to the business now operated by Owlet and its Subsidiaries), except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Owlet and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Owlet has fulfilled and performed all of its material obligations with respect to the Governmental Licenses and, to the knowledge of Owlet, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of Owlet as a holder of any permit, except where the failure to so fulfill or perform, or the occurrence of such event, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither Owlet nor its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
4.14Payment of Taxes. All United States federal income tax returns of Owlet and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in conformity with GAAP. The United States federal income tax returns of Owlet through the fiscal year ended December 31, 2022 have been settled and no assessment in connection therewith has been made against Owlet. Owlet and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Owlet and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by Owlet. The charges, accruals and reserves on the books of Owlet in respect of any income and corporation tax liability for any years not finally determined are, in conformity with GAAP, adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
4.15No Broker Fees. Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between Owlet and any Person that would give rise to a valid claim against Owlet or Fund X and Fund XI for a brokerage SEC, finder’s fee or other like payment in connection with the issuance of the Shares contemplated hereby.
4.16Investment Company Act. Owlet is not required and, upon the issuance and sale of the Shares as herein contemplated, will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.
4.17Foreign Corrupt Practices Act. None of Owlet, its Subsidiaries or, to the knowledge of Owlet, any director, officer, agent, employee, affiliate or other Person acting on behalf of Owlet or its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and Owlet has and, to the knowledge of Owlet, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
4.18Anti-Money Laundering. The operations of Owlet and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving Owlet or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Owlet, threatened.

4.19OFAC. None of Owlet, its Subsidiaries or, to the knowledge of Owlet, any director, officer, agent, employee, affiliate or representative of Owlet or its Subsidiaries is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is Owlet located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of the Ukraine); and Owlet will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
Section 5.REPRESENTATION AND WARRANTIES OF FUND X AND FUND XI
Except as otherwise specifically contemplated by this Agreement, each of Fund X and Fund XI, severally, hereby represents and warrants as of the date hereof to Owlet that:
5.1Authorization; Enforcement. Each of Fund X and Fund XI has the requisite company or other similar power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each of Fund X and Fund XI has taken all necessary company or other similar action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement will constitute a valid and binding obligation of each of Fund X and Fund XI enforceable against each of Fund X and Fund XI in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.
5.2No Conflicts; Government Consents and Permits.
(a)The execution, delivery and performance of this Agreement by each of Fund X and Fund XI and the consummation by each of Fund X and Fund XI of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of each of Fund X’s and Fund XI’s foundational governance documents, as amended, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which each of Fund X and Fund XI is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to each of Fund X and Fund XI, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect on the business, assets, liabilities, financial condition, results of operations, or stockholders’ equity of each of Fund X and Fund XI and its subsidiaries, taken as a whole.
(b)Each of Fund X and Fund XI is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to purchase the Shares in accordance with the terms hereof other than such as have been made or obtained.
5.3Investment Purpose. Each of Fund X and Fund XI is purchasing the Shares for its own account and not with a present view toward the public distribution thereof and has no arrangement or understanding with any other Persons regarding the distribution of such Shares, except as would not result in a violation of the Securities Act. Each of Fund X and Fund XI will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in accordance with the Securities Act and to the extent permitted by Section 6.1 and Section 6.2.

5.4Reliance on Exemptions. Each of Fund X and Fund XI understands that Owlet intends for the Shares to be offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Owlet is relying upon the truth and accuracy of, and each of Fund X’s and Fund XI’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each of Fund X and Fund XI set forth herein in order to determine the availability of such exemptions and the eligibility of each of Fund X and Fund XI to acquire the Shares.
5.5Accredited Investor; Access to Information. Each of Fund X and Fund XI is an “accredited investor” as defined in Regulation D under the Securities Act and is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the acquisition of the Shares. Each of Fund X and Fund XI has been furnished with, or otherwise had access to, materials relating to the offer and sale of the Shares, that have been requested by each of Fund X and Fund XI, including, without limitation, the SEC Reports, and each of Fund X and Fund XI has had the opportunity to review such materials. Each of Fund X and Fund XI has been afforded the opportunity to ask questions of Owlet. Neither such inquiries nor any other investigation conducted by or on behalf of each of Fund X and Fund XI or its representatives or counsel will modify, amend or affect each of Fund X and Fund XI’s right to rely on the truth, accuracy and completeness of the SEC Reports and Owlet’s representations and warranties contained in this Agreement.
5.6Restricted Securities. Each of Fund X and Fund XI understands that the Shares will be characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Owlet in a private placement under Section 4(a)(2) of the Securities Act and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances.
Section 6.TRANSFER, RESALE, LEGENDS.
6.1Transfer or Resale. Each of Fund X and Fund XI understands that:
(a)other than as provided by Section 7 hereof, the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, each of Fund X and Fund XI may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) each of Fund X and Fund XI has delivered to Owlet an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144;
(b)any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder;
(c)Owlet acknowledges and agrees that the combination of each of Fund X’s and Fund XI’s acquisition of the Shares pursuant to this Agreement and its rights pursuant to the Loan Agreement, taken alone and assuming no further acquisitions of Common Stock by each of Fund X and Fund XI or any of its subsidiaries or other changes to the relationship of the Parties, does not result in each of Fund X’s and Fund XI’s being an affiliate of Owlet for purposes of Rule 144; and
(d)Subject to receipt from each of Fund X and Fund XI by Owlet and the Transfer Agent of customary representations and other documentation reasonably acceptable to Owlet and the Transfer Agent in connection therewith, Owlet shall remove any legend from the book entry position evidencing the Shares issued hereunder and Owlet will, if required by the Transfer Agent, use its commercially reasonable efforts to cause an opinion of Owlet’s counsel be provided, in a form reasonably acceptable to the Transfer Agent to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, (1) following the time the Resale Registration Statement (as defined below) is declared effective, or (2) if such Shares have been sold pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act. If restrictive legends are no longer required for such Shares pursuant to the foregoing, Owlet shall, in accordance with the provisions of this section and within two (2) Trading Days of any request therefor from each of Fund X and Fund XI accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions to make a new, unlegended entry for such book entry Shares. Notwithstanding the foregoing, Owlet shall not be obligated to remove or cause to be removed the restrictions from any unvested Shares prior to vesting of such shares pursuant to Section 1.3. Each of Fund X and Fund XI agrees with Owlet that each of Fund X and Fund XI will only sell Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to the Resale Registration Statement (as defined below), they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 6.1(d) is predicated upon Owlet’s reliance upon this understanding.
6.2Legends. Each of Fund X and Fund XI understands the Shares will bear the restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):
THE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR A CERTIFICATE AND/OR AN OPINION OF COUNSEL SATISFACTORY TO OWLET THAT SUCH REGISTRATION IS NOT REQUIRED.
Each of Fund X and Fund XI further understands any unvested Shares will also bear the restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such unvested Shares):
THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK ISSUANCE AGREEMENT DATED SEPTEMBER 11, 2024 AMONG OWLET, INC., WTI FUND X, LLC AND WTI FUND XI, LLC.
Owlet agrees to authorize and instruct the removal of any restrictive legend from the Shares in accordance with and subject to applicable securities law and the conditions set forth in Section 6.1(d).
Section 7.REGISTRATION RIGHTS.
7.1Definitions. For the purpose of this Section 7:
(a)the term “Resale Registration Statement” shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and
(b)the term “Registrable Shares” means the Shares; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Security Act or otherwise, is removed by Owlet, (iii) the first date such security is eligible to be sold pursuant to Rule 144 without any limitation as to volume of sales, holding period and without the holder complying with any method of sale requirements or notice requirements under Rule 144, or (iv) such security shall cease to be outstanding following its issuance. Notwithstanding the foregoing, no Shares shall be Registrable Shares following the three-year anniversary of the date the Mandatory Registration Statement is declared effective.
7.2Registration Procedures. Owlet shall:
(a)use its commercially reasonable efforts to file a Resale Registration Statement (the “Mandatory Registration Statement”) with the SEC on or before the later of (i) the date occurring one-hundred and eighty (180) days following the Closing and (ii), if an underwritten public offering of Common Stock is consummated and the filing of a Resale Registration Statement would be prohibited for 90 days following the closing of such offering, the date occurring 90 days following the closing of such offering, to register all of the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) (or if Owlet is not then eligible to use Form S-3, Form S-1); provided, that Owlet’s obligation to file a Resale Registration Statement (including the Mandatory Registration Statement) is contingent upon each of Fund X and Fund XI furnishing in writing to Owlet such information regarding each of Fund X and Fund XI, the securities of Owlet held by each of Fund X and Fund XI and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by Owlet to effect the registration of such Shares in compliance with applicable securities laws and which information shall be requested by Owlet from each of Fund X and Fund XI at least ten (10) Trading Days prior to the anticipated filing date of the Resale Registration Statement;
(b)use its commercially reasonable efforts to promptly cause such Mandatory Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the date occurring three-hundred and sixty five (365) days following the Closing (the “Effectiveness Deadline”); provided, that if such deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Trading Day;
(c)not less than two (2) Trading Days prior to the filing of a Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to each of Fund X and Fund XI copies of all such documents proposed to be filed (other than any document that is incorporated or deemed to be incorporated by reference therein) for review by Fund X and Fund XI. Owlet shall reflect in each such document when so filed with the SEC such comments regarding each of Fund X and Fund XI and the plan of distribution as each of Fund X and Fund XI may reasonably and promptly propose no later than two (2) Trading Days after each of Fund X and Fund XI has been so furnished with copies of such documents as aforesaid;
(d)promptly prepare and file with the SEC such amendments and supplements to such Resale Registration Statements and the prospectus used in connection therewith as shall be necessary to keep such Resale Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein for so long as such Shares remain Registrable Shares, subject to Owlet’s right to suspend pursuant to Section 7.3;
(e)furnish to each of Fund X and Fund XI such number of copies of prospectuses in conformity with the requirements of the Securities Act as they may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by them;
(f)upon notification by the SEC that that the Resale Registration Statement has been declared effective by the SEC, Owlet shall, if required, file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;
(g)for so long as the Shares remain Registrable Shares, advise Fund X and Fund XI within five (5) Trading Days of:

(i)the effectiveness of the Resale Registration Statement or any post-effective amendments thereto;
(ii)any request by the SEC for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;
(iii)the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings for such purpose;
(iv)the suspension of the qualification of the Registrable Shares for sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and
(v)the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading;
(h)cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by Owlet are then listed; and
(i)bear all expenses in connection with the procedures in paragraphs (a) through (i) of this Section 7.2 and the registration of the Registrable Shares on such Resale Registration Statement.
7.3Rule 415; Cutback. If the SEC prevents Owlet from including any or all of the Registrable Shares in a Resale Registration Statement due to limitations on the use of Rule 415 under the Securities Act or requires either Fund X and Fund XI to be named as an “underwriter,” Owlet shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Resale Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that Fund X and/or Fund XI, as applicable, is not an “underwriter.” In the event that, despite Owlet’s commercially reasonable efforts and compliance with the terms of this Section 7.3, the SEC refuses to alter its position, Owlet shall (i) remove from the Resale Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the SEC may require to assure Owlet’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that Owlet shall not agree to name Fund X and/or Fund XI, as applicable, as an “underwriter” in such Registration Statement without the prior written consent of Fund X and/or Fund XI, as applicable. Each of Fund X and Fund XI acknowledges that it shall not have suffered any Losses (as defined below) as to any Cut Back Shares until the date that is five (5) Trading Days following the date that Owlet is eligible to bring effective the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 7 shall again be applicable to such Cut Back Shares; provided, however, that the filing deadline for the Resale Registration Statement including such Cut Back Shares shall be ten (10) Trading Days after such Restriction Termination Date, and Owlet shall use commercially reasonable efforts to cause such Resale Registration Statement to become effective as promptly as practicable.
7.4Indemnification.
(a)Owlet agrees to indemnify and hold harmless each of Fund X and Fund XI and its affiliates, partners, members, officers, directors, agents and representatives (each, a “WTI Party” and collectively the “WTI Parties”), to the fullest extent permitted by applicable Law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the Securities Act or otherwise)

insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by Owlet or any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by Owlet to fulfill any undertaking included in the Resale Registration Statement and Owlet will, as incurred, reimburse the WTI Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Owlet shall not be liable in any such case to the extent that such Loss arises out of, or is based upon: (i) an untrue statement or omission or alleged untrue statement or omission made in such Resale Registration Statement based on written information furnished to Owlet by or on behalf of either Fund X or Fund XI specifically for use in preparation of the Resale Registration Statement; or (ii) any breach of Section 7 of this Agreement by either Fund X or Fund XI; provided further, however, that Owlet shall not be liable to any WTI Party (or any partner, member, officer, director or controlling Person of either Fund X or Fund XI) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) either Fund X or Fund XI, as applicable, failed to send or deliver a copy of the final prospectus with or prior to, or either Fund X or Fund XI, as applicable, failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by either Fund X or Fund XI, as applicable, to the Person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of Owlet with copies of the prospectus as so amended or supplemented or notified by Owlet that such amended or supplemented prospectus has been filed with the SEC, in accordance with Rule 172 of the Securities Act, either Fund X or Fund XI, as applicable, thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or either Fund X or Fund XI, as applicable, fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by either Fund X or Fund XI, as applicable, to the Person asserting the claim from which such Loss resulted or (iii) either Fund X or Fund XI, as applicable, sold Registrable Shares in violation of its covenants contained in Section 5 of this Agreement.
(b)Each of Fund X and Fund XI, severally, agrees to indemnify and hold harmless Owlet and its officers, directors, affiliates, agents and representatives (each an “Owlet Party” and collectively the “Owlet Parties”), from and against any Losses to which Owlet Parties may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by either Fund X or Fund XI, as applicable, or untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading), but only to the extent such untrue statement or omission or alleged untrue statement or omission was made based on written information furnished by or on behalf of either Fund X or Fund XI, as applicable, specifically for use in preparation of the Resale Registration Statement, and each of Fund X or Fund XI, as applicable, will reimburse each Owlet Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 7.4(b) be greater in amount than the dollar amount of the net proceeds received by either Fund X or Fund XI, as applicable, upon its sale of the Registrable Shares included in the Resale Registration Statement giving rise to such indemnification obligation (such amount, the “Liability Cap”).
(c) Promptly after receipt by any indemnified Person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Section 7.4, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified thereof, such indemnifying Person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person. After notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying

Person shall not be liable to such indemnified Person for any legal expenses subsequently incurred by such indemnified Person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, based on the opinion of counsel, for the same counsel to represent both the indemnified Person and such indemnifying Person or any affiliate or associate thereof, the indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided, further, that no indemnifying Person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed; provided that no consent shall be required if such settlement contains an unconditional release of the indemnified party from all liability arising out of such action or claim and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
(d)If the indemnification provided for in this Section 7.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable Law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by either Fund X or Fund XI hereunder be greater than the Liability Cap.
7.5Prospectus Suspension. Each of Fund X and Fund XI acknowledges that there may be times when Owlet must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by Owlet and declared effective by the SEC, or until such time as Owlet has filed an appropriate report with the SEC pursuant to the Exchange Act. Each of Fund X and Fund XI hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which Owlet gives Fund X and Fund XI notice of the suspension of the use of said prospectus and ending at the time Owlet gives Fund X and Fund XI notice that they may thereafter effect sales pursuant to said prospectus; provided, (i) that such suspension periods shall in no event exceed (A) on more than three occasions, a period of more than thirty (30) consecutive Trading Days or (B) more than an aggregate total of sixty (60) Trading Days, in each case in any 360-day period, and (ii) the Board has reasonably determined that, in order for such Resale Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act.
7.6Reporting Requirements.
(a)With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Shares to the public without registration or pursuant to a registration statement so long as each of Fund X and Fund XI owns Shares, Owlet agrees to use commercially reasonable efforts to:
(i)make and keep public information available, as those terms are understood and defined in Rule 144; and
(ii)file with the SEC in a timely manner all reports and other documents required of Owlet under the Securities Act and the Exchange Act.
Section 8.CONDITIONS TO CLOSING

8.1Conditions to Obligations of Owlet. Owlet’s obligation to complete the issuance of the Shares and deliver the Shares to Fund X and Fund XI is subject to the fulfillment or waiver of the following conditions at or prior to the Closing:
(a)Representations and Warranties. The representations and warranties made by each of Fund X and Fund XI in Section 5 will be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date, except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein) would not reasonably be expected to have a Material Adverse Effect on Fund X’s and Fund XI’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby.
(b)Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Fund X and Fund XI on or prior to the Closing Date shall have been performed or complied with in all material respects.
(c)Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any Governmental Authority.
(d)Loan Agreement. Fund 10 and Fund 11 shall have duly executed and delivered the Loan Agreement to Owlet, and subject to execution by Owlet, such agreement shall be in full force and effect.
(e)NYSE Qualification. NYSE shall have raised no objection to the consummation of the transactions contemplated by this Agreement in the absence of stockholder approval of such transactions.
(f)No Governmental Prohibition. The issuance of the Shares by Owlet, and the acquisition of the Shares by Fund X and Fund XI will not be prohibited by any applicable Law or governmental order or regulation.
8.2Conditions to Fund X’s and Fund XI’s Obligations at the Closing. Fund X’s and Fund XI’s obligation to complete the acquisition of the Shares is subject to the fulfillment or waiver of the following conditions at or prior to the Closing:
(a)Representations and Warranties. The representations and warranties made by Owlet in Section 4 will be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date, except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein) would not reasonably be expected to have a Material Adverse Effect on Owlet’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby.
(b)Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Owlet on or prior to the Closing Date shall have been performed or complied with in all material respects.
(c)Transfer Agent Instructions. Owlet will have delivered to the Transfer Agent irrevocable written instructions to issue the Shares to Fund X and Fund XI in a form and substance acceptable to the Transfer Agent.
(d)NYSE Qualification. Prior to the Closing Date, Owlet shall have taken all actions which are reasonably necessary, including, if applicable, providing appropriate notice to NYSE of the transactions contemplated by this Agreement, for the Shares to be listed on NYSE and shall have complied with all listing, reporting, filing and other obligations under the rules of NYSE and of the SEC with respect to the matters contemplated by this Agreement, and NYSE shall have raised no objection to the consummation of the transactions contemplated by this Agreement in the absence of stockholder approval of such transactions. The Common Stock shall not have been suspended, as of the Closing Date, by the SEC or NYSE from trading on NYSE nor shall any such suspension by the SEC or NYSE have been threatened, as of the Closing Date, in writing by the SEC or NYSE.
(e)Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any Governmental Authority.
(f)Loan Agreement. Owlet shall have duly executed and delivered the Loan Agreement to Fund 10 and Fund 11, and subject to execution by Fund 10 and Fund 11, such agreement shall be in full force and effect.
(g)No Governmental Prohibition. The issuance of the Shares by Owlet, and the acquisition of the Shares by Fund X and Fund XI will not be prohibited by any applicable Law or governmental order or regulation.
Section 9.GOVERNING LAW; MISCELLANEOUS.
9.1Governing Law; Arbitration. This Agreement will be governed by and interpreted in accordance with the substantive laws of the State of New York, U.S. without regard to its or any other jurisdiction’s laws, rules or principles that would result in the application of the laws of any jurisdiction other than the State of New York. Any disputes that arise between the Parties shall first be submitted to executive officers of the Parties who shall confer in good faith to resolve the dispute. If no resolution is achieved by such executive officers, the dispute shall be submitted to binding arbitration with the office of the American Arbitration Association (“AAA”) in New York, New York in accordance with the then-prevailing commercial arbitration rules of the American Arbitration Association. Such dispute shall be heard by a panel of three (3) arbitrators appointed in accordance with such rules. All such arbitration proceedings shall be held in English and a transcribed record shall be prepared in English. The Party submitting the dispute to arbitration shall select the first of the three (3) arbitrators and shall provide notice of the same at the time it submits the dispute to arbitration. The non initiating Party shall then have thirty (30) days to select the second arbitrator. Thereafter, the first and second arbitrators shall have thirty (30) days to choose the third arbitrator. If no arbitrator is appointed within the times herein provided or any extension of time which is mutually agreed upon, the AAA shall make such appointment of the first two (2) arbitrators within thirty (30) days of such failure who shall thereafter pick the third as set forth herein. Each Party in any arbitration proceeding commenced hereunder shall initially bear such Party’s own costs and expenses (including expert witness and attorneys’ fees) of investigating, preparing and pursuing such arbitration claim. The fees and expenses of the arbitrators will be shared equally by the Parties. The award rendered by the arbitrators shall be written, final and non-appealable, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing Party shall be entitled to recover from the losing Party the prevailing Party’s attorneys’ fees and costs. The arbitrator shall have the right to apportion liability between the Parties, but will not have the authority to award any damages or remedies not available under the express terms of this Agreement. The arbitration award will be presented to the Parties in writing, and upon the request of either Party, will include findings of fact and conclusions of law. The award may be confirmed and enforced in any court of competent jurisdiction.
9.2Survival. The provisions of Section 7 and the representations and warranties of Owlet, WTI Fund X and WTI Fund XI contained in this Agreement shall survive the Closing and delivery of the Shares.
9.3Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, and each such counterpart hereof will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by PDF, facsimile or other electronic transmission will be effective as delivery of a manually executed original counterpart of this Agreement.

9.4Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.
9.5Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the Parties will seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.
9.6Entire Agreement; Amendments. This Agreement and Appendix 1 attached hereto, and the Loan Agreement, constitute and contain the complete, final and exclusive understanding and agreement of the Parties, and cancel and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter of this Agreement, and neither Party will be liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.
9.7Notices. All notices, consents, waivers and other communications required or permitted to be given hereunder shall be deemed given (a) the date sent if sent by email (with transmission confirmed), (b) the second Trading Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service, or (c) the fifth Trading Day after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, in each case (a) – (c) to the addresses set forth below or to such other addresses of which notice shall have been given in accordance with this Section 9.7.

If to Owlet, addressed to:	Owlet, Inc.

3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84043
Attention: Kurt Workman; Kirsten O’Donnell
E-mail:

with a copy:	Latham & Watkins LLP
650 Town Center Drive
Costa Mesa, California 92626
Attention:
E-mail:

If to WTI, addressed to:	WTI Fund X, LLC
WTI Fund XI, LLC
104 La Mesa Drive, Suite 102
Portola Valley, California 94028
Attention: Maurice Werdegar and Maddy Burleson
E-mail:

with a copy to:	Fox Rothschild LLP
345 California Street, Suite 2200
San Francisco, CA 94104
Attention: Jeff Klugman
E-mail:
9.8Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Parties and their successors and assigns. Owlet will not assign this Agreement or any rights or obligations hereunder without the prior written consent of WTI Fund X and WTI Fund XI, and WTI Fund X and WTI Fund XI will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Owlet; provided, however, that either WTI Fund X and/or WTI Fund XI may assign this Agreement together with all of the Shares it then owns (subject to Section 6) to any wholly-owned subsidiary and any such assignee may assign the Agreement together with all of the Shares it then owns (subject to Section 6) to either WTI Fund X and/or WTI Fund XI or any other subsidiary wholly-owned by either WTI Fund X and/or WTI Fund XI, in any such case, without such consent provided that the assignee agrees to assume WTI Fund X’s and/or WTI Fund XI’s obligations under Section 6 of this Agreement.
9.9Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
9.10Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement. If any event occurs as to which the applicable provisions of this Agreement are not strictly applicable or if strictly applicable would not fairly effectuate the essential intent and principles of the parties hereto, then Owlet, Fund X and Fund XI shall make in good faith such adjustments to this Agreement as may be necessary in accordance with such essential intent and principles.
9.11No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against a party.
9.12Equitable Relief. Owlet recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to WTI Fund X and WTI Fund XI. Owlet therefore agrees that, notwithstanding Section 9.1 to the contrary, each of WTI Fund X and WTI Fund XI is entitled to seek temporary and permanent injunctive relief or specific performance in any such case from any court having jurisdiction over the Parties. Each of WTI Fund X and WTI Fund XI also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Owlet. Each of WTI Fund X and WTI Fund XI therefore agrees that, notwithstanding Section 9.1 to the contrary, Owlet is entitled to seek temporary and permanent injunctive relief or specific performance in any such case from any court having jurisdiction over the Parties.
9.13Expenses. Owlet, on the one hand, and WTI Fund X and WTI Fund XI, on the other hand, are each liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of WTI Fund X, WTI Fund XI and Owlet have caused this Agreement to be duly executed as of the date first above written.

WTI FUND X, LLC

BY: WTI FUND X GP, LLC
ITS: MANAGING MEMBER

BY: WESTECH INVESTMENT ADVISORS LLC
ITS: MANAGING MEMBER

By:	/s/ Maurice Werdegar

Name:	Maurice Werdegar

Its:	Chairman of the Board

WTI FUND XI, LLC

BY: WTI FUND XI GP, LLC
ITS: MANAGING MEMBER

BY: WESTECH INVESTMENT ADVISORS LLC
ITS: MANAGING MEMBER

By:	/s/ Maurice Werdegar

Name:	Maurice Werdegar

Its:	Chairman of the Board

OWLET, INC.

By:	/s/ Kurt Workman

Name: Kurt Workman

Title: Chief Executive Officer
[Signature page to Stock Issuance Agreement]

APPEDIX 1
DEFINED TERMS
“affiliate” of an entity means any corporation, firm, partnership or other entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with it, for so long as such control exists. An entity will be deemed to control another entity if it (i) owns, directly or indirectly, at least 50% of the outstanding voting securities or capital stock (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity.
“Board” means the board of directors of Owlet.
“Closing Date” means the date on which the Closing actually occurs.
“Governmental Authority” means any Federal, state, provincial, local, municipal, foreign or other governmental or quasi-governmental authority, including without limitation any arbitrator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing.
“Law” means any federal, state, national, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any authority (including under the authority of NYSE or the Financial Industry Regulatory Authority).
“NYSE” means The New York Stock Exchange.
“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Authority or other entity or organization
“Trading Day” means any day on which the primary market on which shares of Common Stock are listed is open for trading.